Exhibit 99.B(j)(i)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 193 to the Registration Statement of Voya Series Fund, Inc. (File No. 33-41694), on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

Ropes & Gray LLP

Boston, MA

September 28, 2015